Exhibit 99.1
PHH RECEIVES REVERSE TERMINATION FEE FROM BLACKSTONE
PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) announced today that it has received payment of the $50 million reverse termination fee from Blackstone Capital Partners V L.P. (“Blackstone”), the private equity fund affiliated with the Blackstone Group L.P., in connection with the previously announced termination of (i) the merger agreement between PHH and General Electric Capital Corporation (“GECC”) and (ii) the agreement pursuant to which Blackstone was to acquire PHH’s mortgage banking business from GECC. Blackstone paid this amount in accordance with its contractual obligations to PHH. The Company has agreed to pay up to $4.5 million in payment of the fees of third-party consultants retained by Blackstone in connection with the contemplated transactions and will be receiving the work product that those consultants provided to Blackstone.
Mr. Chinh Chu, Senior Managing Director of Blackstone stated, “We share PHH’s disappointment that this transaction was not able to be completed.  PHH operates one of the premier mortgage banking platforms in the country, and they have demonstrated impressive stability and resilience in light of the turbulent market conditions affecting their industry. It is especially regrettable that, even for a company of PHH’s quality, acquisition financing for any part of the mortgage sector was unavailable as a result of the sub-prime crisis.”
Mr. A.B. Krongard, non-executive Chairman of the Board of the Company, commented, “I am pleased that Blackstone promptly paid the reverse termination fee. Over the last several months, Blackstone sought to find a way to secure replacement financing for their transaction in the face of unprecedented disruption in the mortgage financing markets. Despite their efforts with both their original lender group and other possible lenders, an unprecedented crisis in confidence in the mortgage sector no doubt made it impossible for them to secure the committed funding as originally contemplated in March. We remain confident in our business plan in both the fleet and mortgage services businesses. The Company can now move forward and continue to deliver value for our stockholders and clients.”
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the Company and its subsidiaries please visit our website at www.phh.com.

1 Inside Mortgage Finance, Copyright 2007

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.
CONTACT: PHH Corporation
Investors:
Nancy R. Kyle, 856-917-4268
or
Media:
Karen K. McCallson, 856-917-8679